EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS
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           We hereby consent to the use of the audited consolidated financial statements of Western Media Group Corporation for the year ended December 31, 2001 in the Form 10-KSB and S-8 filings of Western Media Group Corporation. These consolidated financial statements were audited by us as indicated in our report dated March 22, 2002.


/s/ Farber, Blicht, Eyerman & Herzog, LLP
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Farber, Blicht, Eyerman & Herzog, LLP




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